EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock of Soleno Therapeutics Inc. dated as of January 2, 2019 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Jack W. Schuler Living Trust

/s/ Jack W. Schuler
Name: Jack W. Schuler
Title: Trustee

Schuler Grandchildren LLC

/s/ H. George Schuler
Name: H. George Schuler
Title: Manager

Tino Hans Schuler Trust

/s/ Tino Hans Schuler
Name: Tino Hans Schuler
Title: Trustee

Tanya Eva Schuler Trust

/s/ H. George Schuler
Name: H. George Schuler
Title: Trustee

Therese Heidi Schuler Trust

/s/ H. George Schuler
Name: H. George Schuler
Title: Trustee

JS Grandchildren Trust

/s/ Tino Hans Schuler
/s/ Therese Heidi Schuler
Name: Tino Hans Schuler, Therese Heidi Schuler
Title: Co-Trustees

Schuler Descendants Trust

/s/ Tino Hans Schuler
/s/ Therese Heidi Schuler
/s/ Tanya Eva Schuler
Name: Tino Hans Schuler, Therese Heidi Schuler, Tanya Eva Schuler
Title: Co-Trustees

January 2, 2019